                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Material Sciences Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO]

MSC
Material Sciences Corporation


                                                                   May 21, 2002

Dear Shareowner:

    The 2002 Annual Meeting of Shareowners will be held on Thursday, June 20, 2002, at 10:00 a.m. (CDT) in the Auditorium of our principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois. We hope you will attend. We will be voting on the election of directors and such other matters as may properly come before the meeting. We also will hear management's report regarding the past fiscal year's operations.

    The attached notice of meeting and proxy statement describe in more detail the matters upon which the shareowners will vote. It is important that your shares be represented at the meeting, regardless of the number you own or whether or not you plan to attend. Accordingly, we urge you to complete the enclosed proxy so that your shares can be voted at the meeting.

                       Sincerely,

                       GERALD G. NADIG
                       Chairman, President and
                       Chief Executive Officer

[LOGO]

MSC
Material Sciences Corporation


                               -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                               -----------------

   The Annual Meeting of Shareowners of Material Sciences Corporation will be held on Thursday, June 20, 2002, at 10:00 a.m. (CDT) in the Auditorium of our principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, for the following purposes:

    1. To elect nine directors to the Board; and

    2. To authorize proxies to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

   Shareowners of record at the close of business on April 22, 2002, are entitled to notice of and to vote at this meeting and any adjournment or postponement thereof.

   Shareowners are requested to promptly vote the enclosed proxy whether or not they expect to be present at the meeting. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          James J. Waclawik, Sr.
                                          Vice President,
                                          Chief Financial Officer and Secretary

Elk Grove Village, Illinois
May 21, 2002

[LOGO]

MSC
Material Sciences Corporation


                         -----------------------------

                                PROXY STATEMENT

                         -----------------------------

   This proxy statement is furnished to shareowners of Material Sciences Corporation ("MSC" or "Company") in connection with the solicitation, by order of the Board of Directors of the Company ("Board"), of proxies for use at the Annual Meeting of Shareowners of the Company to be held at 10:00 a.m. (CDT) on Thursday, June 20, 2002, at the place and for the purposes set forth in the accompanying notice of the meeting.

   You can vote on matters to come before the meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by written ballot at the meeting. If you hold your shares in "street name" through a broker, you may be able to also vote using the Internet or telephone. If your shares are held in your name, you may revoke your proxy at any time before it is exercised by (1) filing with the Secretary of the Company a written revocation, (2) duly executing another proxy bearing a later date, or (3) voting in person at the meeting. If your shares are held in "street name" through a broker, you must contact your broker to revoke your proxy. All outstanding shares of the Company's Common Stock, par value $.02 per share ("Common Stock"), represented by properly executed and unrevoked proxies received in time for the meeting will be voted as instructed in the accompanying proxy on each matter to be submitted to shareowners. If no instructions are given, the shares will be voted:

--"FOR" the election to the Board of the nominees indicated in the proxy; and

--"FOR" the approval to authorize proxies to vote upon such other business as may properly come before the meeting.

   The close of business on April 22, 2002, has been fixed as the record date for the determination of shareowners entitled to notice of and vote at the meeting. On that date, there were outstanding 14,749,656 shares of Common Stock. The Company first sent this proxy statement and the accompanying form of proxy to shareowners entitled thereto on or about May 24, 2002.

   A majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. Each holder of Common Stock is entitled to one vote per share. If one or more shareowners give notice at the meeting before the voting of their intention to cumulate their votes in the election of directors, all shareowners entitled to vote shall have the right to so cumulate their votes. With cumulative voting, holders of Common Stock are entitled, for each share held by them, to one vote for each director being elected and may cast all such votes for a single nominee (who has been nominated prior to voting) or distribute them among two or more nominees. Under cumulative voting, the nine persons receiving the greatest number of votes shall be elected as directors (whether by abstention, broker non-vote or otherwise). Discretionary authority to cumulate votes is being solicited. If the vote with respect to the election of directors is not conducted by cumulative voting, the holders of a majority of shares of Common Stock represented at the meeting in person or by proxy will be able to elect all the directors. Non-voted shares (including broker non-votes) on the election of directors and shares of Common Stock as to which authority to vote for the election of one or more director nominees is withheld on the enclosed proxy will not be counted in determining which director nominees receive the greatest number of votes if cumulative voting occurs or will not be counted in determining whether a majority vote with respect to any director has been obtained if cumulative voting is not utilized.

                             ELECTION OF DIRECTORS

   The nine persons listed below are proposed to be elected for a period to end at the 2003 Annual Meeting of Shareowners, when they may be proposed to be re-elected or a successor is elected and qualified at that meeting or, as provided in the Company by-laws, upon the earlier of death, resignation or removal. Unless authority to vote for one or more nominees is withheld in the proxy, signed proxies that are returned will be voted for approval of the election of the nine nominees listed below. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy will vote for the election of another person or persons as the Board recommends. All of the nominees are presently directors of the Company.

   Certain information regarding the nominees, as of April 22, 2002, is set forth below, including their ages, the period each has served on the Board and the nominees' business experience.

                               -----------------

[PHOTO] Michael J. Callahan                            Director since 1999

        Age 63

        Mr. Callahan is a business consultant. Mr. Callahan served as Executive Vice President and
        Chief Financial Officer of FMC Corporation from 1994 to 1999. Prior to joining FMC, Mr.
        Callahan was Executive Vice President and Chief Financial Officer at Whirlpool
        Corporation from 1992 to 1994. Mr. Callahan is a member of the board of directors of
        Brunswick Corporation and Metropolitan Family Services in Chicago.

[PHOTO] Dr. Eugene W. Emmerich                         Director since 1979

        Age 71

        Dr. Emmerich has served as President and Chief Executive Officer of Cadtrak Corporation,
        a licensor of patented technology to the computer industry with emphasis on graphics related patents, for more than the past five years.

[PHOTO] G. Robert Evans                                Director since 1991

        Age 70

        Mr. Evans served as Chairman of the Board of the Company from January 1997 until his retirement in December 1997. Prior to that time, he served as Chairman and Chief Executive
        Officer of the Company from June 1991 to December 1997. Mr. Evans also serves as a director of Consolidated Freightways Corporation and Swift Energy Company.

[PHOTO] E. F. Heizer, Jr.                              Director since 1976

        Age 72

        Mr. Heizer is a venture capitalist and has been involved in developing early stage companies since 1962. Since 1985, he has served as Chairman of Heizer International, and from 1969 until 1985, he served as Chief Executive Officer of Heizer Corporation. Since 1995, he has
        served as Chairman of LBL, a Lloyds of London Bermuda-based insurance company. Mr.
        Heizer also serves as a director of Chesapeake Energy Corporation, Needham & Company,
        Inc., as well as several other early stage companies.

[PHOTO] Frank L. Hohmann III                           Director since 2002

        Age 56

        Mr. Hohmann, a private investor, has been a director since February 2002. Mr. Hohmann spent 23 years with Donaldson, Lufkin & Jenrette, which recently was acquired by Credit
        Suisse First Boston. Mr. Hohmann was a managing director in the equity derivatives group at Credit Suisse First Boston until he retired on January 2, 2002. From 1974 to 1978, he was managing director at WM Sword and Co. He is a member of the board of directors of
        Egerton Capital Limited, Mount European Fund, U. Vine Limited and Winterthur Museum.

[PHOTO] Dr. Ronald A. Mitsch                           Director since 1999

        Age 67

        Dr. Mitsch retired as Vice Chairman and Executive Vice President, Industrial and Consumer
        Markets and Corporate Services of the 3M Company in 1998. Dr. Mitsch had served in these capacities since 1995. Since joining the 3M Company in 1960, Dr. Mitsch held several key management positions including Senior Vice President, Research and Development. Dr.
        Mitsch is a member of the board of directors of NCR Corporation, Lubrizol, WTC
        Industries, GaMra Composites and Dandy Golf Company, and is Chairman of the Board of
        Trustees of Hamline University.

[PHOTO] Gerald G. Nadig                                Director since 1996

        Age 56

        Mr. Nadig has been Chairman, President and Chief Executive Officer of the Company since
        January 1998, President and Chief Executive Officer of the Company since January 1997, and was President and Chief Operating Officer from 1991 to January 1997. Mr. Nadig is a member of the board of directors of Tokheim Corporation. He is also a director of the
        Chicago chapter of the National Association of Corporate Directors.

[PHOTO] Dr. Mary P. Quin                            Director since 1999

        Age 48

        Dr. Quin, a consultant, served as Vice President and General Manager, Color Solutions
        Business Unit, Office Document Products Group at Xerox Corporation from 1999 until June
        2000. Since joining Xerox in 1995 as Director, Corporate Business Strategy, she served as
        Vice President and General Manager, External Business Unit, Office Document Products
        Group and Vice President, Strategy, Production Systems Group. Dr. Quin is a member of the board of directors of CEDPA, an international aid organization, and was founder and
        Chairman of the One Hundred Heroines project in Rochester, New York.

[PHOTO] Howard B. Witt                              Director since 1997

        Age 61

        Mr. Witt has been Chairman, President and Chief Executive Officer of Littelfuse, Inc., an
        international and publicly-held company with approximately $300 million in sales, since
        1993. Prior to that time, he was President and Chief Executive Officer of Littelfuse from
        1990, and prior to 1990 served in several key management positions with Littelfuse since joining the company in 1979. Mr. Witt is currently a member of the Electronic Industries
        Alliance Board of Governors and the Board of Governors of the National Electrical
        Manufacturers Association and serves as a director of Artisan Mutual Fund and Franklin
        Electric Co.

Committees and Meetings of the Board

   The Board held seven meetings during fiscal 2002. Included among the committees of the Board are standing Audit, Compensation and Organization (which also serves as the nominating committee), and Technology Committees. During fiscal 2002, each director attended 100% of the aggregate number of meetings of the Board and the committees on which he or she served, except for Dr. Mitsch who attended 92% of the meetings.

   The Audit Committee, currently consisting of Messrs. Heizer (Chairperson), Callahan and Evans, met two times during fiscal 2002. The functions of this committee include the following: recommending the selection of independent public accountants to the Board; reviewing the scope of the audits performed by the independent public accountants, the audit reports and any recommendations made by them; reviewing, in April of each year, the results of the audit for the prior fiscal year with the independent public accountants before the annual report to shareowners for that fiscal year is released publicly; reviewing any non-audit services provided by the independent public accountants; and the other functions set forth in its written charter attached hereto as Exhibit A. The Board of Directors has determined that all three members of the Audit Committee are independent, as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

   The Compensation and Organization Committee, currently consisting of Messrs. Callahan (Chairperson), Heizer and Witt, met five times during fiscal 2002. The functions of this committee include the following: determining, in consultation with compensation consultants and the Company's Chairman, President and Chief Executive Officer, the compensation, including long-term performance incentives, of the Company's officers; reviewing and approving cash incentive compensation paid to the Company's key employees; reviewing and making recommendations to the Board with respect to the Company's compensation and benefit plans and policies; reviewing corporate practices relating to diversity and succession planning; and overseeing director affairs, including serving as the nominating committee. In its capacity as the nominating committee, this committee will consider nominees proposed by shareowners. Please see "Miscellaneous--Shareowner Proposals for 2003 Annual Meeting of Shareowners" on page 18 for the procedures shareowners must follow in order to nominate a director.

   The Technology Committee, currently consisting of Dr. Mitsch (Chairperson), Dr. Emmerich, Mr. Evans, and Dr. Quin, met four times during fiscal 2002. The functions of this committee include analyzing current technology and its use and application in the Company's processes and evaluating technological developments and the suitability of new technology for the Company's operations.

Compensation of Directors

   Directors who are not executive officers of the Company receive an annual retainer of $30,000, plus $1,000 per meeting for attendance at Board meetings or Board committee meetings, $3,000 per year for chairing a Board committee, $500 per meeting for special telephonic meetings and reimbursement for normal travel expenses. The retainer is paid in cash, shares of common stock, deferred stock units entitling such non-employee director to receive common stock at a future date, or any combination thereof based on the preference of the director. Each eligible non-employee director also receives an additional stock option grant under the 2001 Compensation Plan for Non-Employee Directors that was approved by the shareowners in June 2000 and became effective March 1, 2001.

Security Ownership of Management of the Company

   The following table provides certain information, as of April 22, 2002, on the beneficial ownership of Common Stock by each director of the Company, the executive officers named in the Summary Compensation Table below, and the directors and executive officers of the Company as a group. To the knowledge of the Company, each person has sole voting and investment power for the shares shown unless otherwise noted. The address of all officers and directors described below is the address of the Company.

                                                              Number of     Shares       Total
                                                               shares        under       shares
                                                              directly    exercisable beneficially Percent
Name                                                          owned (1)   options (2)    owned     of class
----                                                         ---------    ----------- ------------ --------
Michael J. Callahan.........................................    11,910(3)    12,794       24,704      *
Dr. Eugene W. Emmerich......................................     6,525       30,545       37,070      *
G. Robert Evans.............................................   101,063       67,623      168,686      1.1
E. F. Heizer, Jr............................................   164,448(3)    30,545      194,993      1.3
Frank L. Hohmann III........................................ 1,744,050(4)        --    1,744,050     11.8
Dr. Ronald A. Mitsch........................................     6,912(3)    12,794       19,706      *
Gerald G. Nadig.............................................   286,685(5)   130,300      416,985      2.8
Dr. Mary P. Quin............................................     2,606       12,794       15,400      *
Howard B. Witt..............................................     8,174       25,963       34,137      *
Frank J. Lazowski, Jr.......................................    25,639       33,600       59,239      *
Ronald L. Millar, Jr........................................    53,038(6)    31,950       84,988      *
James J. Waclawik, Sr.......................................    65,989       44,700      110,689      *
Edward A. Williams..........................................    32,582       17,850       50,432      *
All executive officers and directors as a group (19 persons) 2,639,847      532,568    3,172,415     20.8

--------
*  Less than 1%
(1) Includes shares held by immediate family members or in trusts. Excludes shares that may be acquired through the exercise of stock options, which information is set forth separately.
(2) Includes shares subject to options that are exercisable on April 22, 2002 and options which become exercisable within 60 days thereafter.
(3) Includes 11,732 shares in the aggregate which may be issuable within 60 days pursuant to the director's deferred stock unit account established under the Company's 2001 Compensation Plan for Non-Employee Directors. Excludes 1,502 shares related to the unvested portion of such deferred stock unit account for Dr. Mitsch.
(4) Based on a Schedule 13G/A filed by Mr. Hohmann. Mr. Hohmann has sole voting and dispositive power with respect to 1,688,350 shares and shared voting and dispositive power with respect to 55,700 shares. According to the
    Schedule 13G/A, the number of shares beneficially owned includes: 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann states that he is not the trustee and for which he disclaims beneficial ownership; 10,700 shares beneficially owned by Mr. Hohmann's adult son, for which Mr. Hohmann disclaims beneficial ownership; and 40,000 shares held in a private charitable foundation, for which Mr. Hohmann serves as trustee and for which he disclaims beneficial ownership.
(5) Includes 16,749 shares held in a trust for the children of Mr. Nadig, for which Mr. Nadig states that he is not the trustee and for which he disclaims beneficial ownership.
(6) Includes 400 shares held in a trust for the grandchildren of Mr. Millar.

                INFORMATION WITH RESPECT TO CERTAIN SHAREOWNERS

   The following table sets forth certain information on the beneficial ownership of Common Stock by each person, other than a director or executive officer of the Company, known by the Company as of April 22, 2002, to own beneficially more than five percent of the Company's outstanding Common Stock.

                                                           Number of shares  Percent of
Name and address of beneficial owner                      beneficially owned class (1)
------------------------------------                      ------------------ ----------
T. Rowe Price Associates, Inc. (2).......................     1,906,500         12.9
 100 E. Pratt Street
 Baltimore, MD 21202
Mario J. Gabelli and Marc J. Gabelli (and affiliates) (3)     1,405,210          9.5
 One Corporate Center
 Rye, NY 10580-1424
Dimensional Fund Advisors, Inc. (4)......................     1,269,600          8.6
 1299 Ocean Ave.
 11th Floor
 Santa Monica, CA 90401
Ironwood Capital Management, LLC (and affiliates) (5)....       847,575          5.7
 21 Custom House Street
 Boston, MA 02110

--------
(1) Based upon the number of shares of our Common Stock outstanding on April 22, 2002.
(2) Based on a Schedule 13G/A filed by T. Rowe Price Associates, Inc., T. Rowe has sole voting power with respect to 481,900 shares and sole dispositive power with respect to all such shares.
(3) Based on a Schedule 13D/A filed by Mario J. Gabelli, Marc J. Gabelli and certain affiliated entities, each of Messrs. Gabelli directly or indirectly control or act as chief investment officer for the entities listed below and, therefore, may be deemed to beneficially own all or some of such shares. According to the Schedule 13G/A, Gabelli Funds, LLC has sole voting and dispositive power with respect to 431,800 shares, GAMCO Investors, Inc. has sole voting and dispositive power with respect to 947,000 shares, Gemini Capital Management, LLC has sole voting and dispositive power with respect to 13,500 shares, Gabelli Securities, Inc. has sole voting and dispositive power with respect to 2,810 shares, Gabelli & Company, Inc. has sole voting and dispositive power with respect to 100 shares, Gabelli Advisors, Inc. has sole voting and dispositive power with respect to 10,000 shares and each of Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., Marc J. Gabelli and Mario J. Gabelli has no voting or dispositive power with respect to any shares.
(4) Based on a Schedule 13G/A filed by Dimensional Fund Advisors, Inc., Dimensional Funds has sole voting and dispositive power with respect to all such shares. According to the Schedule 13G/A, all of the shares are owned by advisory clients of Dimensional Fund and, therefore, Dimensional Fund disclaims beneficial ownership of all such shares.
(5) Based on a Schedule 13G filed by Ironwood Capital Management, LLC, Warren
    J. Isabelle, Richard L. Droster and Donald Collins, Ironwood Capital and Messrs. Isabelle, Droster and Collins each has shared voting power with respect to 590,675 shares and shared dispositive power with respect to 847,575 shares.

                      COMPENSATION OF EXECUTIVE OFFICERS

I. Summary Compensation Table

   The following table discloses compensation received by the Company's Chairman, President and Chief Executive Officer and four other executive officers (all of whom, except Mr. Williams, comprise the Company's Policy Committee).

                                                                                       Long-Term
                                               Annual Compensation                Compensation Awards
                                   -------------------------------------------- --------------------
                                                                                  Above
                                                                                  Market
                                                                                  Stock     Securities    All Other
Names and                   Fiscal                 EVA         Other Annual      Award(s)   Underlying   Compensation
Principal Position           Year  Salary ($) Incentive ($) Compensation ($)(1)   (#)(2)    Options (#)     ($)(3)
------------------          ------ ---------- ------------- ------------------- --------    -----------  ------------
G. G. Nadig................  2002   485,000           --          12,000         86,800(4)        --        13,197
  Chairman, President and    2001   470,000           --          12,000         52,000(5)        --        12,674
 Chief Executive Officer     2000   389,000      280,559          12,000         73,500(9)    11,100(10)    11,896
 (CEO)
J. J. Waclawik, Sr.........  2002   211,000           --           4,000         18,100(4)        --        60,979
 Vice President, Chief       2001   192,400           --          20,000         13,000(6)        --         9,704
 Financial Officer           2000   173,070       92,379          12,000         15,700(9)     3,900(10)    24,695
 and Secretary (CFO)
F. J. Lazowski, Jr.........  2002   177,000           --           9,156         10,700(4)        --        43,778
 Senior Vice President,      2001   172,000           --           8,852          6,100(5)        --        25,778
 Human Resources             2000   155,000       79,549           8,615          8,900(9)        --        13,528
R. L. Millar, Jr...........  2002   180,375       66,743          28,586         20,700(7)        --        12,025
 President of Material       2001   159,256       85,953          11,188          5,000(5)     2,100(8)     54,553
 Sciences Corporation,       2000   143,375      106,742          33,028         10,300(11)       --        45,363
 Engineered Materials and
 Solutions Group, Inc.
E. A. Williams.............  2002   177,959        4,056          12,000         13,300(12)       --        11,020
 Executive Vice President,.  2001   167,000       88,938          12,000          4,700(5)        --        12,573
 Operations of Material      2000   154,000       86,055          12,000          9,100(9)        --        11,760
 Sciences Corporation,
 Engineered Materials and
 Solutions Group, Inc.

--------
(1) Includes perquisites such as an automobile allowance, cash in lieu of vacation time per policy and other personal benefits paid to the executive.
(2) If the Company ever pays a dividend on its Common Stock to its shareowners, the executive officers would receive equivalent dividends on their restricted stock.
(3) In 2002, includes (a) Company matching contributions to the Savings and Investment Plan (Mr. Nadig $6,210, Mr. Waclawik $6,304, Mr. Lazowski $5,057, Mr. Millar $6,483 and Mr. Williams $4,645); (b) payments to the Defined Contribution Plan (Mr. Nadig $6,987, Mr. Waclawik $4,675, Mr. Lazowski $8,721, Mr. Millar $5,542 and Mr. Williams $6,375); and (c) an incentive payment of $50,000 and $30,000 to Messrs. Waclawik and Lazowski, respectively.
(4) Granted restricted stock under the 2001 Long-Term Incentive/Leveraged Stock Awards Program at market value ($8.70). The restrictions will be removed on February 29, 2004, assuming the individual is still employed with the Company.

(5) Granted restricted stock under the 2000 Long-Term Incentive/Leveraged Stock Awards Program at market value ($14.00). The executive paid $1.40 per share for the award. The restrictions will be removed on February 28, 2003, assuming the individual is still employed with the Company.
(6) 11,800 shares of restricted stock were granted under the 2000 Long-Term Incentive/Leveraged Stock Awards Program at market value ($14.00). The executive paid $1.40 per share for the award. The restrictions will be removed on February 28, 2003, assuming the individual is still employed with the Company. 1,200 shares of restricted stock were granted under the Company's Merit/Stock Exchange Program at market value ($14.00) in lieu of all or a portion of the executive's merit increase for fiscal 2001. The restrictions were removed on February 28, 2001.
(7) 15,400 shares of restricted stock were granted under the 2001 Long-Term Incentive/Leveraged Stock Awards Program at market value ($8.70). The restrictions will be removed on February 29, 2004, assuming the individual is still employed with the Company. 4,500 shares of restricted stock were granted for compensation related to Mr. Millar's promotion in fiscal 2002 at market value ($10.10). The restrictions will be removed on December 18, 2004, assuming the individual is still employed with the Company. 800 shares of restricted stock were granted under the Company's Merit/Stock Exchange Program at market value ($8.70) in lieu of all or a portion of the executive's merit increase for fiscal 2002. The restrictions were removed on February 28, 2002.
(8) Granted options under the Company's Merit/Stock Exchange Program at market value ($14.00) in lieu of all or a portion of the executive's merit increase for fiscal 2001. The options vested immediately.
(9) Granted restricted stock under the 1999 Long-Term Incentive/Leveraged Stock Awards Program at market value ($7.1875). The executive paid $0.71875 per share for the award. The performance threshold was achieved during fiscal 2000 and the restrictions were removed on February 28, 2002.
(10) Granted options under the Company's Merit/Stock Exchange Program at market value ($7.1875) in lieu of all or a portion of the executive's merit increase for fiscal 2000. The options vested immediately.
(11) 9,500 shares of restricted stock were granted under the 1999 Long-Term Incentive/Leveraged Stock Awards Program at market value ($7.1875). The executive paid $0.71875 per share for the award. The restrictions were removed on February 28, 2002. 800 shares of restricted stock were granted under the Company's Merit/Stock Exchange Program at market value ($7.1875) in lieu of all or a portion of the executive's merit increase for fiscal 2000. The restrictions were removed on February 29, 2000.
(12) 11,900 shares of restricted stock were granted under the 2001 Long-Term Incentive/Leveraged Stock Awards Program at market value ($8.70). The restrictions will be removed on February 29, 2004, assuming the individual is still employed with the Company. 1,400 shares of restricted stock were granted for compensation related to Mr. William's promotion in fiscal 2002 at market value ($10.10). The restrictions will be removed on December 18, 2004, assuming the individual is still employed with the Company.

II. Option Grants in Last Fiscal Year

   No options to acquire shares of the Company's Common stock were granted to the executive officers listed in the Summary Compensation Table above during fiscal 2002.

III. Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

   The following table provides information on option exercises and unexercised option values for the named executive officers listed in the Summary Compensation Table above.

                                              Number of Securities      Value of Unexercised
                                             Underlying Unexercised         In-the-Money
                                                   Options at                Options at
                                               Fiscal Year End (#)     Fiscal Year End ($)(1)
                                            ------------------------- -------------------------
                       Shares     Value
                    Acquired on  Realized
Name                Exercise (#)   ($)      Exercisable Unexercisable Exercisable Unexercisable
----                ------------ --------   ----------- ------------- ----------- -------------
G. G. Nadig........        --         --      130,300        --         31,219         --
J. J. Waclawik, Sr.    12,000     10,200(2)    44,700        --         10,969         --
F. J. Lazowski, Jr.        --         --       33,600        --             --         --
R. L. Millar, Jr...        --         --       31,950        --             --         --
E. A. Williams.....        --         --       17,850        --             --         --

--------
Note--The exercise price of all options granted to the above named individuals was the fair market value of a share of Common Stock on the date of grant.
(1) The value of unexercised options is based on a market price of $10.00 (the closing market price on February 28, 2002), less the exercise price.
(2) Mr. Waclawik exercised options to purchase 12,000 shares of Common Stock at a price of $10.05 per share and sold such shares in a cashless transaction.

IV. Long-Term Incentive Plan Awards in Last Fiscal Year

                                                   Performance
                                       Number of     or Other
                                     Shares, Units Period Until
                                       or Other     Maturation
                 Name                 Rights (#)    or Payout
                 ----                ------------- ------------
                 G. G. Nadig........    86,800(1)    3 Years
                 J. J. Waclawik, Sr.    18,100(1)    3 Years
                 F. J. Lazowski, Jr.    10,700(1)    3 Years
                 R. L. Millar, Jr...    19,900(2)    3 Years
                 E. A. Williams.....    13,300(3)    3 Years

--------
(1) Granted restricted stock on March 1, 2001, under the 2001 Long-Term Incentive/Leveraged Stock Awards Program at market value ($8.70). The time-based restrictions will be removed on February 29, 2004, assuming the individual is still employed with the Company.
(2) 15,400 shares of restricted stock were granted under the 2001 Long-Term Incentive/Leveraged Stock Awards Program at market value ($8.70). The restrictions will be removed on February 29, 2004, assuming the individual is still employed with the Company. 4,500 shares of restricted stock were granted for compensation related to Mr. Millar's promotion in fiscal 2002 at market value ($10.10). The restrictions will be removed on December 18, 2004, assuming the individual is still employed with the Company.
(3) 11,900 shares of restricted stock were granted under the 2001 Long-Term Incentive/Leveraged Stock Awards Program at market value ($8.70). The restrictions will be removed on February 29, 2004, assuming the individual is still employed with the Company. 1,400 shares of restricted stock were granted for compensation related to Mr. William's promotion in fiscal 2002 at market value ($10.10). The restrictions will be removed on December 18, 2004, assuming the individual is still employed with the Company.

                COMPENSATION AND ORGANIZATION COMMITTEE REPORT

   The functions of the Compensation and Organization Committee include establishing and administering compensation policies and plans for Material Sciences Corporation's employees, including executive officers, reviewing officer compensation levels and evaluating management performance. The Committee is composed of three independent, non-employee directors. Set forth below is a report submitted by the Compensation and Organization Committee regarding the Company's compensation policies and programs for executive officers for fiscal year 2002.

Compensation Philosophy

   The MSC compensation program is designed to reward employees based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced managers by providing the opportunity to earn above median cash compensation based on corporate, business unit and individual performance plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for MSC's shareowners.

Executive Compensation Components

   MSC's compensation program has three components including: a base salary, a cash incentive opportunity and a long-term equity award.

   . Base salaries are targeted at median competitive levels for similar-size companies in general industry:

     .  Salaries are reviewed annually.

     . Annual adjustments are based on individual performance, changes in duties and responsibilities and general movement of salary levels in similar-size companies in general industry.

     . In fiscal 2000, the Company introduced a program to promote greater stock ownership in the Company by officers. The Merit/Stock Exchange Program allows an officer to elect to receive a merit increase in stock or stock options based on fair market value, rather than in cash.

   . Cash incentive opportunity for management employees is targeted at competitive levels between the median and the 60th percentile, based upon similar-size companies in general industry, determined on an annual basis.

     . The Company currently uses Economic Value Added (EVA(R)) to set performance targets for its business units. EVA is a performance measurement system that is intended to drive increased economic value within the Company and increase shareowner value. EVA is calculated using the following formula: operating profit after the deduction of all costs including taxes and the cost of capital (debt and equity).

        The annual variable compensation target for the employee is calculated as a percentage of the salary for the employee based on their level of responsibility, market competitiveness and impact on value creation. The EVA program for senior executives includes an EVA banking component to account for overachievement or underachievement of the annual target. If a business unit overachieves their target, a portion (one-third) is distributed and the remainder recorded to the EVA bank. In a year where there is underachievement of the target, the negative amount is first deducted from the EVA bank before any distribution is made. Therefore, the incentive pay is at risk, but encourages sustained economic performance.

        The Committee determined that the cash incentive system will be modified in fiscal 2003 to include two components. The first component (80% of the incentive target) will be based on EVA performance as described above subject to the EVA banking requirements. The second component (20% of the incentive target) will be based on the achievement of specific qualitative goals and will exclude the EVA banking requirements.

   . Long-term equity awards of either stock options or restricted stock to management employees at the 75th percentile competitive levels for similar-size companies in general industry. Such awards are made on an annual basis.

     . In fiscal 1993, stock options were granted to key management employees for fiscal years 1993, 1994 and 1995 at the 60th percentile competitive level. In fiscal 1994, a one-time restricted stock award was granted to key management employees that were intended to encourage and facilitate increased stock ownership and executive retention. This award vested in fiscal year 2000 because the market price of Common Stock reached the plan target level and the time vesting requirements were met. Furthermore, a matching ISO award was granted--which vested on June 18, 2001 if the underlying restricted stock was still held by the employee--otherwise the incentive stock option shares do not vest for nine (9) years and eleven (11) months from the date of grant. This one-time stock award and incentive stock option grant put the total long-term equity award for key management employees at the 75th percentile for similar-size companies in general industry for the three-year fiscal period, 1993 to 1995.

     . Non-qualified stock options were granted at the 75th percentile competitive levels for similar-size companies in general industry for fiscal years 1996, 1997 and 1998.

     . For fiscal 1999 through 2002, restricted stock and cash awards were issued to key management employees at the 75th percentile competitive level.

     . The Committee determined that the Company will issue long-term awards using non-qualified stock options at the 60th percentile competitive level for fiscal 2003.

Fiscal 2002 Committee Actions and Executive Performance

   Base salaries were increased 3.2% for the CEO and an average of 3.9% for the other four named executives. In general, salary increases reflected individual performance, company and business unit performance and changes in the external compensation market. The above increases exclude a portion of the increase elected by executives under the Company's Merit/Stock Exchange Program. Mr. Millar received 800 restricted shares at fair market value at the date of grant under the Merit/Stock Exchange Program.

   Under the Company's EVA cash incentive plan, the Compensation and Organization Committee reviewed the Company's performance relative to approved EVA target levels. Mr. Nadig and three other named executives did not earn a cash incentive payout in fiscal 2002. Mr. Millar received an annual incentive award in fiscal 2002 that reflected an achievement of 41.9% of the EVA target level. After the fiscal 2002 distribution, Mr. Nadig had an ending EVA bank balance of negative $493,456 and the other named executives had negative ending EVA bank balances of $272,830 in the aggregate.

   Under MSC's long-term incentive plan, Mr. Nadig was awarded a restricted stock (86,800 shares) and cash award ($406,400) which vests after a three-year period. The other four named executives received restricted stock awards for a total of 62,000 shares, and an aggregate cash award of $293,800, which also vests after a three-year period. The restrictions will be removed at the end of the vesting period, assuming the individuals are still employed with the Company on that date with no disqualifying breaks in service during the three-year period.

Compensation Consultants and Competitive Data

   The Compensation and Organization Committee has access to compensation consultants who work with the Committee from time-to-time on Board and executive compensation matters. The Committee also has access to competitive data on compensation levels for executive positions.

     Material Sciences Corporation Compensation and Organization Committee

                     Mr. Michael J. Callahan, Chairperson
                             Mr. E. F. Heizer, Jr.
                              Mr. Howard B. Witt

                            AUDIT COMMITTEE REPORT

   The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter, as amended by the Board on April 18, 2002, is attached to this proxy statement as Exhibit A. As set forth in more detail in the charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the financial information which is provided to the shareowners and others, the systems of internal controls which management has established and the audit process.

   The members of the Audit Committee, however, are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the Company's financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

   In overseeing the preparation of the financial statements of the Company, the Audit Committee met with management to review and discuss the Company's audited financial statements prior to their issuance and to discuss significant accounting issues.

   The Audit Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee), as amended.

   In addition, the Audit Committee has received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence. The Audit Committee has also reviewed the non-audit services provided by the independent auditors, and considered whether the provision of those services was compatible with maintaining the independence of the auditors.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended February 28, 2002, and be filed with the Securities and Exchange Commission.

                 Material Sciences Corporation Audit Committee

                      Mr. E. F. Heizer, Jr., Chairperson
                            Mr. Michael J. Callahan
                              Mr. G. Robert Evans

                               PERFORMANCE GRAPH

   The following chart shows total shareowner returns, assuming $100 was invested on February 28, 1997, in Material Sciences Corporation, the S&P SmallCap 600 Index and the Comparator Group (as described below) with dividends, if any, reinvested through February 28, 2002.

                   MSC 5-YEAR CUMULATIVE TOTAL RETURN VERSUS
                THE S&P SMALLCAP 600 INDEX AND COMPARATOR GROUP

                                    [CHART]



                                          February 28 or 29,
                            -----------------------------------------------
                             1997    1998    1999    2000    2001    2002
                            ------- ------- ------- ------- ------- -------
     MSC................... $100.00 $ 74.42 $ 43.89 $ 88.17 $ 53.74 $ 61.07
     S&P SmallCap 600 Index  100.00  134.93  111.85  153.74  153.17  165.21
     Comparator Group......  100.00   91.79   65.08   65.97   49.44   71.10

              Comparator Group: Cold Metal Products Inc. (CLQ)
                                Gibraltar Steel Corp. (ROCK)
                                Huntco Inc. (HCO)
                                Olympic Steel Inc. (ZEUS)
                                Shiloh Industries, Inc. (SHLO)
                                Southwall Technologies Inc. (SWTX)
                                Steel Technologies, Inc. (STTX)
                                Worthington Industries, Inc. (WOR)

                        EMPLOYMENT AND OTHER AGREEMENTS

   In connection with Mr. Evans' retirement from his position from Chairman of the Board of the Company, Mr. Evans receives a supplemental pension consistent with an Employment Agreement (dated February 27, 1991) between the Company and Mr. Evans.

   Change in control arrangements are in effect as of April 22, 2002, for approximately 33 employees, including Change in Control Agreements for all of the Company's executive officers. In general, the Change in Control Agreements with the executive officers provide that in the event a Change in Control occurs (as defined therein) and employment is terminated by the Company without "Cause" (as defined therein) or by such executive for "Good Reason" (as defined therein) or, within 30 days after the first anniversary of a Change in Control, without Good Reason, the Company will pay to such executive officer a lump sum payment of one and a half to three times such executive officer's annual base salary plus bonus plus required defined contribution plan contributions, and will provide other compensation and benefits. Such Change in Control Agreements also provide for gross-up payments for certain income tax payments and for, in some cases, covenants not to compete. In addition, the Company is contingently liable for banked balances from the Company's EVA incentive program, which totals $116,000.

   The Company has a severance agreement ("Severance Agreement") with Mr. Waclawik which provides for, among other things, severance benefits in certain circumstances. The Severance Agreement provides for eighteen months of both health benefits and severance payments equal to Mr. Waclawik's then current monthly base salary should his employment be terminated by the Company for reasons other than "Good Cause" (as defined in the Severance Agreement) or by Mr. Waclawik for certain specified reasons.

   The Company has previously loaned money to Mr. Lazowski, an executive officer of the Company, in order for him to maintain his stock ownership interest in the Company. During fiscal 2002, Mr. Lazowski owed the Company as much as $108,405 in outstanding principal. As of February 28, 2002, Mr. Lazowski owed the Company $94,715 in outstanding principal. The loan is payable on demand and bears an average interest rate of 6.94% per annum.

                           EMPLOYEE AND OTHER PLANS

Supplemental Pension Plan Agreements

   The Company has entered into Supplemental Pension Plan Agreements ("Supplemental Pension Plan Agreements") with 12 current employees, including all executive officers as of April 22, 2002, which provide benefits in the event of termination of employment, disability or death before retirement. The disability benefit consists of a monthly payment until death equal to 50% of an individual's average monthly compensation for the last 12 consecutive months prior to disability, less the sum of benefits otherwise receivable by an individual (collectively referred to as the "Other Benefits") from Social Security and any other pension or retirement programs (whether maintained by the Company or not). The benefit upon termination of employment consists of a monthly payment, beginning in the month after termination (but not before the individual's 60th birthday) and continuing for 120 months or, if earlier, the death of the individual, equal to a specified percentage of the individual's average monthly compensation for the last 12 consecutive months prior to retirement, less the sum of the Other Benefits. The percentage varies depending on the participant's age at employment termination, ranging from 50% at the age of 60 to 66 2/3% at age 65. The payments will be made to a surviving spouse in the event of such individual's death, but in no event will more than 120 payments be made. A participant becomes eligible to receive the termination benefit upon reaching age 60 or the completion of 10 years of consecutive employment, whichever comes first. The death benefit consists of a monthly payment to the surviving spouse, if any, beginning after a participant's death while employed by the Company and continuing for 120 months or, if earlier, until the death of the spouse, equal to 50% of the participant's average monthly compensation for the 12 consecutive months prior to the participant's death, less the sum of the Other Benefits.

   The Supplemental Pension Plan Agreements also provide that the payments described above in the event of employment termination will commence to a participant in the event that (1) any person acquires 25% or more of the voting power of the Company's Common Stock or (2) the participant's employment is terminated other than for cause, disability, death or voluntarily by the employee. For these purposes, termination of employment is deemed to occur after an individual's 65th birthday.

   The first Supplemental Pension Plan Agreements were entered into in June 1983. As of February 28, 2002, $2,045,244 had been accrued under the plans for current employees, of which $2,025,445 had been accrued to be paid to executive officers which includes $1,446,947 for persons named in the Summary Compensation Table (such accruals being $789,505, $23,434, $251,596, $375,554, and $6,858 for Messrs. Nadig, Waclawik, Lazowski, Millar and Williams, respectively).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of shares of the Company's Common Stock with the SEC. Directors, officers and greater than 10% shareowners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of the copies of such reports furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, from March 1, 2001 through February 28, 2002, its directors, officers and greater than 10% shareowners complied with all applicable filing requirements, except for the failure by Mr. Millar to report a transaction on a timely basis, which has since been reported on a Form 4.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP served as our independent public accountants for the fiscal year ended February 28, 2002. Over the past several months, our Audit Committee and management have been monitoring and reviewing, in detail, the events surrounding Arthur Andersen LLP and its role as auditors of Enron Corp. On May 20, 2002, our Audit Committee determined that it is in the best interests of the Company and its shareowners to dismiss Arthur Andersen LLP and engage Deloitte & Touche LLP as the Company's independent public accountants for the year ending February 28, 2003. Representatives of our independent public accountants are not expected to be present at the annual meeting and will not be available to respond to questions or to make a statement. Fees related to services performed by Arthur Andersen LLP in fiscal 2002 are as follows:

Audit Fees............................................................... $  313,000
Financial Information Systems Design and Implementation Fees............. $       --
All Other Fees (consists primarily of income tax consulting, planning and return preparation and internal audit consulting)...................... $1,638,527

                                 MISCELLANEOUS

Shareowner Proposals for 2003 Annual Meeting of Shareowners

   Proposals of shareowners intended to be presented at the 2003 Annual Meeting of Shareowners must be received by the Company no later than January 21, 2003, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be addressed to Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

   Under the Company's By-Laws, shareowners may nominate directors or bring other business before the Company's 2003 Annual Meeting of Shareowners by delivering notice to the Company (containing certain information specified in the By-Laws) no earlier than March 22, 2003 nor later than April 21, 2003. Please note that these requirements are separate and apart from, and in addition to, the SEC's requirements that a shareowner must meet to have a shareowner proposal included in the Company's proxy statement as discussed above. A copy of the full text of the By-Law provisions discussed above may be obtained from the SEC or by writing the Secretary of the Company.

   We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Discretionary Voting of Proxies on Other Matters

   The Board and management do not now intend to present, nor do they know of any others who intend to present, any matters at the 2002 Annual Meeting of Shareowners other than those disclosed in the notice of the meeting. Should any other matter requiring a vote of the shareowners arise, however, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares on any such other matter in accordance with their best judgment.

Solicitation of Proxies

   The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers, and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Common Stock of whom they have knowledge, and will reimburse them for their expenses in so doing. In addition, the Company expects to pay $4,500 plus expenses, for assistance by Georgeson Shareholder in the solicitation of proxies. Some of the officers and other employees of the Company and Georgeson Shareholder may solicit proxies personally, by telephone, by mail, facsimile transmission or other forms of electronic communication. The officers and employees of the Company will not receive any additional compensation for such activities.

Additional Information

   The Company will provide, without charge to each shareowner upon written request, a copy of the Company's Annual Report on Form 10-K, including the financial statement schedules, for its most recent fiscal year. Individuals interested in receiving such Form 10-K should by written request contact:

                        Shareowner Relations Department
                         Material Sciences Corporation
                           2200 East Pratt Boulevard
                          Elk Grove Village, IL 60007

                                          By Order of the Board of Directors,

                                          James J. Waclawik, Sr.
                                          Vice President,
                                          Chief Financial Officer and Secretary

Elk Grove Village, Illinois
May 21, 2002

                                                                      Exhibit A

                         MATERIAL SCIENCES CORPORATION

                            AUDIT COMMITTEE CHARTER

   The Audit Committee is a committee of the Board of Directors. The Audit Committee, including the chairperson, shall be designated by the Board of Directors and be composed of at least three (3) members of the Board of Directors, each of whom (i) must be independent of the management of the Corporation and (ii) must be financially literate or must become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to the financial information which is provided to the shareowners and others, the systems of internal controls which management has established, and the audit process.

In performing its function, the Audit Committee is expected to:

1. Provide an open avenue of communication between management, the internal audit function, the independent accountants and the Board of Directors.

2. Review and update the Audit Committee Charter on an annual basis.

3. Nominate to the Board of Directors the independent accountants. Ensure that the independent accountants are ultimately accountable to the Board of Directors. Approve the fees and the scope of work of the independent accountants.

4. Evaluate and where appropriate, recommend replacement of the independent accountants.

5. Review with management and the internal audit function:

    a) The establishment, scope of work and reporting responsibilities of the internal audit function.

    b) The Internal Auditing Mission Statement and Charter on an annual basis.

    c) Internal auditing's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

    d) That policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit function.

6. Confirm the independence of the internal audit function and the independent accountants, including a review, if applicable, of management consulting services, related fees charged by the independent accountants and written disclosures required by the Independence Standards Board.

7. Inquire of management, the internal audit function and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

8. Consider with management and the independent accountants the rationale for employing audit firms other than the principal independent accountants.

9. Review with management, the internal audit function and the independent accountants:

    a) The adequacy of the Company's internal controls.

    b) Any related significant findings and recommendations of the independent accountants and the internal audit function together with management's responses thereto.

10. Review with management and the independent accountants at the completion of the annual audit:

    a) The Company's annual financial statements and related footnotes.

    b) The independent accountants' audit of the financial statements and their report thereon.

    c) Any significant changes required in the independent accountant's audit plan.

    d) Judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates in the Company's financial statements.

    e) Any serious difficulties or disputes with management encountered during the course of the audit.

    f) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

    g) Other filings or disclosures required by the Securities and Exchange Commission or the New York Stock Exchange with regards to the activities and independence of the Audit Committee.

11. The Audit Committee shall prepare a report to be included in the Corporation's proxy statement stating whether the Audit Committee has reviewed and discussed the audited financial statements with management, including quality of accounting principles with the independent accountants; received independence disclosures from the independent accountants and determined accountant independence; and recommended to the Board the inclusion of the financial statements in the 10-K.

12. Confirm with management that the independent accountants have reviewed and discussed the interim financial reports before they are filed with the SEC or other regulators.

13. Discuss with the independent accountants, if deemed necessary by the independent accountants, the quarterly financial statements prior to filing of the quarterly report on Form 10-Q.

14. Review with management and the internal audit function, the results of their review of the Company's compliance with its code of conduct and any potential conflicts of interest.

15. Review any of the following issues which are raised by management, the internal audit function or the independent accountants: legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and reports received from regulators.

16. Meet with the internal audit function and the independent accountants in executive session to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

17. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

18. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

19. The Audit Committee shall meet at least two times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

20. The Audit Committee will perform such other functions required by law, the Company's charter or by-laws, or the Board of Directors.

[LOGO]

MSC
Material Sciences Corporation

 Notice of Annual Meeting of Shareowners and Proxy Statement

 Meeting Date
 June 20, 2002


 YOUR VOTE IS IMPORTANT!

 Please promptly vote your proxy.





                                    [GRAPHIC]

                            Printed on recycled paper

                         MATERIAL SCIENCES CORPORATION
                           2200 East Pratt Boulevard
                       Elk Grove Village, Illinois 60007

          PROXY--Solicited on Behalf of the Board of Directors--PROXY

           Annual Meeting of Shareowners to be Held on June 20, 2002

 Please mark, date and sign on reverse side and return in the enclosed envelope

     The undersigned hereby appoints Gerald G. Nadig and E.F. Heizer, Jr. as proxies, each with full power of substitution to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Material Sciences Corporation held of record by the undersigned, at the Annual Meeting of Shareowners of Material Sciences Corporation to be held on June 20, 2002, at 10:00 a.m., CDT in the Auditorium of the Company's offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois, or at any adjournment or postponement thereof.

     Your vote for nine directors may be indicated on the reverse side. Michael
J. Callahan, Dr. Eugene W. Emmerich, G. Robert Evans, E.F. Heizer, Jr., Frank L. Hohmann III, Dr. Ronald A. Mitsch, Gerald G. Nadig, Dr. Mary P. Quin and Howard
B. Witt have been nominated for election of directors.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareowner. If no contrary specification is indicated, the shares represented by this proxy will be voted (1) for the election of all nominees for director; and (2) in favor of authorizing proxies to vote upon such other business as may properly come before this meeting. Discretionary authority to cumulate votes is being solicited.

       (Continued and to be marked, dated and signed on the reverse side)
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                            . FOLD AND DETACH HERE .

                                                               Please mark
                                                               your votes as
                                                               indicated in
                                                               this example  [X]

1. ELECTION OF DIRECTORS:                         NOMINEES:

(duly nominated and named on the reverse          01 Michael J. Callahan,
side of this proxy and listed to the right)       02 Dr. Eugene W. Emmerich,
                                                  03 C. Robert Evans,
       FOR                WITHHOLD                04 E.F. Heizer, Jr.,
  all nominees            AUTHORITY               05 Frank L. Hohmann III,
(except as marked      to vote for all            06 Dr. Ronald A. Mitsch,
 to the contrary)         nominees                07 Gerald G. Nadig,
                                                  08 Dr. Mary P. Quin, and
       [_]                  [_]                   09 Howard B. Witt

Authority withheld for the following only (write name of nominees) in the space below):

-------------------------------------------------------------------------------

2. Approval to authorize proxies to vote upon such other business as may properly come before the meeting.

                          FOR     AGAINST   ABSTAIN

                          [_]       [_]       [_]



Signature                       Signature                        Date
         -----------------------         ------------------------    ----------
Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .